Exhibit 4.10

EXECUTION VERSION

DAYTON SUPERIOR CORPORATION,

AZTEC CONCRETE ACCESSORIES, INC.,

DAYTON SUPERIOR SPECIALTY CHEMICAL CORP.,

DUR-O-WAL, INC.,

SOUTHERN CONSTRUCTION PRODUCTS, INC.,

SYMONS CORPORATION,

TREVECCA HOLDINGS, INC.

(“GRANTORS”)

AND

THE BANK OF NEW YORK,
AS COLLATERAL AGENT AND AS TRUSTEE

SECOND AMENDED AND RESTATED
SECURITY AGREEMENT

1.	DEFINED TERMS

2.	GRANT OF LIEN

3.	COLLATERAL AGENT’S RIGHTS: LIMITATIONS ON COLLATERAL AGENT’S OBLIGATIONS

4.	REPRESENTATIONS AND WARRANTIES

5.	COVENANTS

6.	BANK ACCOUNTS; COLLECTION OF ACCOUNTS AND PAYMENTS

7.	COLLATERAL AGENT’S APPOINTMENT AS ATTORNEY-IN-FACT

8.	REMEDIES: RIGHTS UPON DEFAULT

9.	GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY COLLATERAL

10.	LIMITATION ON COLLATERAL AGENT’S DUTY IN RESPECT OF COLLATERAL

11.	REINSTATEMENT

12.	SURETYSHIP WAIVERS BY GRANTOR; OBLIGTIONS ABSOLUTE

13.	EXPENSES AND ATTORNEY’S FEES

14.	NOTICES

15.	SEVERABILITY

16.	NO WAIVER; CUMULATIVE REMEDIES

17.	LIMITATION BY LAW

18.	TERMINATION OF THIS AGREEMENT

19.	SUCCESSORS AND ASSIGNS

20.	COUNTERPARTS

21.	GOVERNING LAW

22.	WAIVER OF JURY TRIAL

23.	HEADINGS

24.	NO STRICT CONSTRUCTION

25.	ADVICE OF COUNSEL

26.	BENEFIT OF NOTEHOLDERS

27.	INTERCREDITOR AGREEMENT

28.	COLLATERAL AGENCY

i

SECOND AMENDED AND RESTATED SECURITY AGREEMENT

THIS SECOND AMENDED AND RESTATED SECURITY AGREEMENT, dated as of January 30, 2004 (this “Agreement”), amends and restates that certain Amended and Restated Security Agreement, originally dated June 16, 2000 and amended and restated on June 9, 2003 (the “Existing Security Agreement”), and is by and among DAYTON SUPERIOR CORPORATION, a Ohio corporation (“Borrower”), AZTEC CONCRETE ACCESSORIES, INC., a California corporation, DAYTON SUPERIOR SPECIALTY CHEMICAL CORP. a Kansas corporation, DUR-O-WAL, INC. a Delaware corporation, SOUTHERN CONSTRUCTION PRODUCTS, INC. a Alabama corporation, SYMONS CORPORATION a Delaware corporation and TREVECCA HOLDINGS, INC. a Delaware corporation (together with Borrower, each referred to herein individually as a “Grantor” and collectively as “Grantors”), THE BANK OF NEW YORK (the “Collateral Agent”), as successor to Deutsche Bank Trust Company Americas as Collateral Agent under the Existing Security Agreement and THE BANK OF NEW YORK (the “Trustee”), as trustee for the beneficial holders (the “Noteholders”) under that certain Indenture, dated as of June 9, 2003, by and among Borrower, the Obligors parties thereto as Guarantors and The Bank Of New York, governing the rights and duties of Borrower under 10 ¾% Senior Second Secured Notes due 2008 in the initial aggregate principal amount of $165,000,000 (the “Indenture”).

WHEREAS:

(A)                              The Existing Security Agreement provides for an assignment, pledge and grant of a security interest in certain collateral in favor of Deutsche Bank Trust Company Americas, as collateral agent for the benefit of the Noteholders (as that term is defined therein), the Trustee and for the benefit of the Lender Creditors, the Other Creditors and Additional First Lien Creditors (as each term is defined therein) and Deutsche Bank Trust Company Americas, as administrative agent;

(B)                                In connection with the repayment of that certain Credit Agreement (the “DB Credit Agreement”), dated as of June 16, 2000, among Borrower, the lenders party thereto in their capacities as lenders and Deutsche Bank Trust Company Americas as administrative agent, the Borrower has entered into that certain Credit Agreement, dated as of the date hereof (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”) by and among Grantors and General Electric Capital Corporation, in its capacity as Agent for itself and Lenders from time to time party to the Credit Agreement (the “Agent”);

(C)                                Deutsche Bank Trust Company Americas, as collateral agent under the Existing Security Agreement, has resigned pursuant to a payoff letter of even date herewith and is being replaced as collateral agent hereunder by the Collateral Agent;

(D)                               There are no Other Obligations (as defined in the Existing Security Agreement) or Additional First Lien Obligations (as defined in the Existing Security Agreement) outstanding on the date hereof and the Grantors desire that Additional First Lien Obligations (as defined in the Existing Security Agreement) no longer be secured hereby;

(E)                                 The Grantors, Agent, Trustee and Collateral Agent have entered into that certain Intercreditor Agreement (as amended, modified or supplemented from time to time, the “Intercreditor Agreement”) dated as of the date hereof, to establish the priority of the Senior Lender’s security interests in Grantors’ assets; and

(F)                                 The Trustee and Collateral Agent are, subject to the terms of the Intercreditor Agreement, required to amend and restate the Existing Security Agreement to provide for the subordination of their security interests to that of the Agent under that certain Security Agreement (the “Senior Security Agreement”), dated the date hereof, among Borrower, the other parties named therein as Grantors and the Agent.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Existing Security Agreement as follows:

1.                                       DEFINED TERMS

(a)                                  All capitalized terms used but not otherwise defined herein have the meanings given to them in the Indenture or if not defined in the Indenture, in Exhibit B to this Agreement.  All other terms contained in this Agreement, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein.

(b)                                 “Uniform Commercial Code jurisdiction” means any jurisdiction that has adopted all or substantially all of Article 9 as contained in the 2000 Official Text of the Uniform Commercial Code, as recommended by the National Conference of Commissioners on Uniform State Laws and the American Law Institute, together with any subsequent amendments or modifications to the Official Text.

2.                                       GRANT OF LIEN

(a)                                  To secure the prompt and complete payment, performance and observance of all of the Second Priority Lien Obligations and all renewals, extensions, restructurings and refinancings thereof, and all obligations, liabilities, and indebtedness of Grantors arising under this Agreement, each Grantor, hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to Collateral Agent, for the benefit of the Trustee and the Noteholders, a Lien upon all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which being hereinafter collectively referred to as the “Collateral”), including:

(i)                                     all Accounts;

(ii)                                  all Chattel Paper;

(iii)                               all Documents;

(iv)                              all General Intangibles (including all Payment Intangibles (as defined in the Code), trademarks, patents, copyrights, other intellectual property and licenses thereof, payment intangibles and Software);

(v)                                 all Goods (including Inventory, Equipment and Fixtures);

(vi)                              all Instruments;

(vii)                           all Investment Property;

(viii)                        all Deposit Accounts (as defined in the Code) of such Grantor, including all blocked accounts and all other bank accounts and all deposits therein;

(ix)                                all money, cash or Cash Equivalents of such Grantor;

(x)                                   all Supporting Obligations (as defined in the Code) and Letter-of-Credit Rights (as defined in the Code) of such Grantor;

(xi)                                all Intercompany Notes; and

(xii)                             to the extent not otherwise included, all Proceeds (as defined in the Code), tort claims, insurance claims and other rights to payments not otherwise included in the foregoing and products of the foregoing and all accessions to, substitutions and replacements for, and income, benefits, rents and profits of, each of the foregoing and, to the extent related to any of the foregoing, all books, correspondence, credit files, records, invoices, and other papers (including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Grantor or any computer bureau or service company from time to time acting for such Grantor).

Notwithstanding anything herein to the contrary, in no event shall the security interest granted hereunder attach to any lease, license, contract, property rights or agreement to which any Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (a) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (b) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than to the extent that any provision resulting in such a breach, termination or default would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); and none of the property described in the first portion of this sentence shall constitute “Collateral” for any purpose of this Agreement; provided, however, that to the extent such security interest shall not so attach, the applicable Grantor shall, in any event, be subject to the provisions of Section 5(a)(i) below; provided further, however, that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation, unenforceability, breach termination or default shall be remedied and, to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (a) or (b) of the first portion of this sentence.

(b)                                 In addition, to secure the prompt and complete payment, performance and observance of the Second Priority Lien Obligations, all renewals, extensions, restructurings and refinancings thereof and all obligations, liabilities and indebtedness of Grantors arising under this Agreement, and in order to induce the Collateral Agent, Trustee and Noteholders as aforesaid, each Grantor hereby grants to Collateral Agent, for the benefit of Trustee and Noteholders, a right of setoff against the property of such Grantor held by Collateral Agent, Trustee or any Noteholder, consisting of property described above in Section 2(a) now or hereafter in the possession or custody of or in transit to Collateral Agent, Trustee or any Noteholder, for any purpose, including safekeeping, collection or pledge, for the account of such Grantor, or as to which such Grantor may have any right or power.

(c)                                  Notwithstanding the foregoing, the Collateral covered by this Agreement shall not include any equity interests in Borrower or any other Grantor, such equity interests being subject to the Second Amended and Restated Pledge Agreement by and among certain Grantors, the Collateral Agent and the Trustee.

3.                                       COLLATERAL AGENT’S RIGHTS:  LIMITATIONS ON COLLATERAL AGENT’S OBLIGATIONS

(a)                                  Subject to the terms of the Intercreditor Agreement, it is expressly agreed by each Grantor that, anything herein or in any other Security Document to the contrary notwithstanding, each Grantor shall remain liable under each of its respective Contractual Obligations, including all Licenses, to observe and perform all the conditions and obligations to be observed and performed by it thereunder; provided, however, that such liability of any Grantor shall terminate with respect to any Contractual Obligation upon the foreclosure thereof by Collateral Agent.  Neither Collateral Agent, Trustee nor any Noteholder shall have any obligation or liability under any Contractual Obligation by reason of or arising out of this Agreement or any other Security Document or the granting herein of a Lien thereon or the receipt by Collateral Agent, Trustee or any Noteholder of any payment relating to any Contractual Obligation pursuant hereto.  Neither Collateral Agent, Trustee nor any Noteholder shall be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Contractual Obligation, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contractual Obligation, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b)                                 Subject to the terms of the Intercreditor Agreement, Collateral Agent may at any time after an Event of Default has occurred and is continuing (or if any rights of set-off (other than set-offs against an Account arising under the Contract giving rise to the same Account) or contra accounts may be asserted with respect to the following), without prior notice to any Grantor, notify each Grantor’s Account Debtors and all other Persons obligated on any of the Collateral that Collateral Agent has a security interest therein, and that payments shall be made directly to Collateral Agent, for the benefit of Trustee and Noteholders.  At any time following the occurrence and during the continuance of an Event of Default, upon the request of Trustee, each Grantor shall so notify its Account Debtors and other Persons obligated on the Collateral.  Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral, none of the Grantors shall give any contrary instructions to such Account Debtor or other Person without Collateral Agent’s prior written consent.

(c)                                  Subject to the terms of the Intercreditor Agreement, Collateral Agent may at any time, upon prior notice to the relevant Grantor, in Collateral Agent’s own name, in the name of a nominee of Collateral Agent or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with Account Debtors, parties to Contractual Obligations and obligors in respect of Instruments to verify with such Persons, to Collateral Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper and/or payment intangibles.  If an Event of Default shall have occurred and be continuing, each Grantor, at its own expense, shall cause the independent certified public accountants then engaged by such Grantor to prepare and deliver to Collateral Agent at any time and from time to time promptly upon Collateral Agent’s request the following reports with respect to such Grantor:  (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts as Collateral Agent may request.  Each Grantor, at its own expense, shall deliver to Collateral Agent the results of each physical verification, if any, which such Grantor may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory.

4.                                       REPRESENTATIONS AND WARRANTIES

Each Grantor, jointly and severally, represents and warrants that:

(a)                                  Each Grantor has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder free and clear of any and all Liens other than  Permitted Liens.

(b)                                 No effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed (i) by any Grantor in favor of Collateral Agent pursuant to this Agreement, the Indenture or the Security Documents and (ii) in connection with any other Permitted Liens.

(c)                                  This Agreement is effective to create a valid and continuing Lien on and, upon the filing of the appropriate financing statements in the filing offices listed on Schedule I hereto or the entering into of three-party control agreements, as applicable, a perfected Lien in favor of Collateral Agent, for the benefit of Trustee and Noteholders, on the Collateral with respect to which a Lien may be perfected by filing pursuant to the Code or by obtaining control through a control agreement.  With respect to such Collateral, such Lien is (after giving effect to the Intercreditor Agreement) prior to all other Liens, except (i) First Priority Liens and (ii) Permitted Liens that would be prior to Liens in favor of Collateral Agent for the benefit of Trustee and Noteholders as a matter of law, and is enforceable as such as against any and all creditors of and purchasers from any Grantor (other than purchasers and lessees of Inventory in the ordinary course of business and non-exclusive licensees of General Intangibles in the ordinary course of business).

(d)                                 Schedule II hereto lists all Instruments (other than checks), Documents and Letter of Credit Rights (including any Intercompany Notes) of each Grantor.  All actions by each Grantor necessary or desirable to protect and perfect the Lien of Collateral Agent on each item set forth on Schedule II (including the delivery of all originals thereof as required by Section 5(a)(ii) hereof) have been duly taken.  The Lien of Collateral Agent, for the benefit of Trustee and Noteholders, on the Collateral listed on Schedule II hereto is prior to all other Liens, except (i) First Priority Liens and (ii) Permitted Liens that would be prior to the Liens in favor of Trustee as a matter of law, and is enforceable as such against any and all creditors of and purchasers from each Grantor.

(e)                                  Each Grantor’s name as it appears in official filings in the state of its incorporation or other organization, all prior names of each Grantor used during the past five years, as they appeared from time to time in official filings in the state of its incorporation or other organization, the type of entity of each Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by each Grantor’s state of incorporation or organization or a statement that no such number has been issued, each Grantor’s state of organization or incorporation, the mailing address of each Grantor as of the date hereof, the location of each Grantor’s chief executive office, principal place of business, other offices, all warehouses and premises where Collateral is stored or located, and the locations of each Grantor’s books and records concerning the Collateral are set forth on Schedule IIIA, Schedule IIIB, Schedule IIIC, Schedule IIID, Schedule IIIE, Schedule IIIF and Schedule IIIG, respectively, hereto.  Each Grantor is a registered organization and has only one state of incorporation or organization.

(f)                                    With respect to the Accounts, except as specifically disclosed in writing to Collateral Agent, (i) they represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of each Grantor’s business and are not evidenced by (A) a judgment, (B) Instrument or (C) Chattel Paper (unless, in the case of (B) of this clause (i), such item is listed on Schedule II and delivered pursuant to Section 5(a)(ii) hereof); (ii) except as to which there would not be a Material Adverse Effect, there are no set-offs, claims or disputes existing or asserted with respect thereto and none of the Grantors has made any agreement with any of its Account Debtors for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any of its Account Debtors from liability therefor, or any deduction therefrom except a discount or allowance allowed by any Grantor in the ordinary course of its business for prompt payment and disclosed to Collateral Agent and Trustee; (iii) to each Grantor’s knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder to the extent that there would be a Material Adverse Effect as shown on such Grantor’s books and records and any invoices, statements or other collateral report delivered to Collateral Agent and Trustee with respect thereto; (iv) none of the Grantors has received any notice of proceedings or actions which are threatened or pending against any of its Account Debtors which might result in any adverse change in such Account Debtor’s financial condition and which would have a Material Adverse Effect on any of the Grantors; (v) none of the Grantors has knowledge that any of its Account Debtors is unable generally to pay its debts as they become due; and (vi) to each Grantor’s knowledge, they constitute the legally valid and binding obligation of the applicable Account Debtors.  Further, with respect to the Accounts (x) the amounts shown on all invoices, statements or other collateral reports which may be delivered to Collateral Agent with respect thereto are actually owing to such Grantor as indicated thereon and are not in any way contingent, except for such contingencies as may exist under trade custom and practice; and (y) to each Grantor’s knowledge, all of its Account Debtors have the capacity to contract.

(g)                                 With respect to any Inventory, (i) such Inventory (other than Inventory leased or rented to a third party) is located at one of the applicable Grantor’s locations set forth on Schedule IIIA, Schedule IIIB, Schedule IIIC, Schedule IIID, Schedule IIIE, Schedule IIIF or Schedule IIIG, hereto, as applicable, (ii) no Inventory (other than Inventory leased or rented to a third party) is now, or shall at any time or times hereafter be stored at any other location without prior notice to Collateral Agent, and the applicable Grantor will concurrently therewith obtain, to the extent required by the Indenture, bailee, landlord and mortgagee agreements, (iii) each Grantor has good and merchantable title to its Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the Lien granted to Collateral Agent, for the benefit of Trustee and Noteholders, and except for Permitted Liens, (iv) except as specifically disclosed to Collateral Agent and Trustee, such Inventory is of good and merchantable quality, free from any defects, ordinary wear and tear excepted, (v) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties that would require any consent of any third party upon sale or other disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, and (vi) the completion of manufacture, sale or other disposition of such Inventory by Collateral Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which any Grantor is a party or to which such property is subject.

(h)                                 Schedule IVA sets forth under the name of each Grantor a complete and correct list of all issued Patents, registered Trademarks and registered Copyrights, and pending applications for the foregoing, owned by such Grantor on the date hereof; and all registrations listed in Schedule IVA are valid and in full force and effect.  None of the Grantors has any interest in, or title to, any Patent, Trademark or Copyright except as set forth in Schedule IVA hereto.  This Agreement is effective to create a valid and continuing Lien on and, upon filing of appropriate financing statements in the filing offices listed on Schedule I hereto and of the Copyright Security Agreements with the United States Copyright Office and filing of the Patent Security Agreements and the Trademark Security Agreements with the United States Patent and Trademark Office, perfected Liens in favor of Collateral Agent on each Grantor’ s Patents, Trademarks and Copyrights and such perfected Liens are enforceable as such as against any and all creditors of and purchasers from any Grantor.  Upon filing of the Copyright Security Agreements with the United States Copyright Office and filing of the Patent Security Agreements and the Trademark Security Agreements with the United States Patent and Trademark Office and the filing of appropriate financing statements listed on Schedule I hereto, all action necessary or desirable to protect and perfect Collateral Agent ‘s Lien on each Grantor’s Patents, Trademarks or Copyrights shall have been duly taken.

(i)                                     Schedule IVB sets forth a complete and correct list of all material licenses granting Grantors the right to use Intellectual Property in effect on the date hereof (other than license agreements for “off the shelf” software).

5.                                       COVENANTS

Without limiting any Grantor’s covenants and agreements contained in the Indenture, each Grantor covenants and agrees with Collateral Agent, for the benefit of Trustee and Noteholders, that from and after the date of this Agreement and until the Termination Date:

(a)                                  Further Assurances; Pledge of Instruments; Chattel Paper.

(i)                                     At any time and from time to time, upon the written request of Collateral Agent and at the sole expense of such Grantor, such Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Collateral Agent may deem desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted, including

(A) using commercially reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of Collateral Agent of any material Contractual Obligation, including any License, held by such Grantor and to enforce the security interests granted hereunder; and (B) filing any financing or continuation statements under the Code with respect to the Liens granted hereunder or under any other Security Document as to those jurisdictions that are not Uniform Commercial Code jurisdictions.

(ii)                                  Following the Discharge of Senior Lender Claims, unless Collateral Agent shall otherwise consent in writing (which consent may be revoked), such Grantor shall deliver to Collateral Agent all Collateral consisting of negotiable Documents, certificated securities representing Collateral and Instruments (other than checks but including Intercompany Notes) (in each case, (a) only if such item of Collateral shall have a value greater than $200,000 and (b) accompanied by stock powers, allonges or other instruments of transfer executed in blank) promptly after such Credit Party receives the same; provided, that, regardless of the value of any such individual item of Collateral, no greater than $500,000 in the aggregate of all such items of Collateral may be withheld from delivery at any one time.  Prior to a Discharge of Senior Lender Claims all such property shall be delivered to the Agent in accordance with the Intercreditor Agreement.

(iii)                               Such Grantor shall, if required under the Credit Agreement with respect to First Priority Liens, obtain waivers or subordinations of Liens from landlords, bailees and mortgagees, and such Grantor shall in all instances obtain signed acknowledgements of Collateral Agent ‘s Liens from bailees having possession of such Grantor’s Goods that they hold for the benefit of Collateral Agent.

(iv)                              To the extent required under the Credit Agreement with respect to First Priority Liens, such Grantor shall use its commercially reasonable efforts to obtain (and following the Discharge of Senior Lender Claims, to the extent required by Collateral Agent, such Grantor shall use its commercially reasonable efforts to obtain) authenticated control letters in form and substance satisfactory to Collateral Agent from each issuer of uncertificated securities constituting Collateral, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for such Grantor, such control of the Collateral Agent being subject to the Intercreditor Agreement.  Collateral Agent shall not terminate such Grantor’s access to any such financial assets or commodities except during the continuation of an Event of Default.

(v)                                 Following the Discharge of Senior Lender Claims, if such Grantor is or becomes the beneficiary of a letter of credit with a face value in excess of $250,000, such Grantor shall promptly, and in any event within five (5) Business Days after becoming a beneficiary, notify Collateral Agent thereof and enter into a tri-party agreement with Collateral Agent and the issuer and/or confirmation bank with respect to Letter-of-Credit Rights assigning such Letter-of-Credit Rights to Collateral Agent and directing all payments thereunder to an account specified by the Collateral Agent, all in form and substance reasonably satisfactory to Collateral Agent.  The requirement of this Section 5(a)(v) shall not apply to any letters of credit that are supporting obligations for other Collateral.

(vi)                              Such Grantor shall use commercially reasonable efforts to grant Collateral Agent control of all electronic Chattel Paper in accordance with the Code and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act, such control of the Collateral Agent being subject to the Intercreditor Agreement.

(vii)                           Such Grantor hereby irrevocably authorizes Collateral Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets or personal property of such Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates.  Such Grantor agrees to furnish any such information to Collateral Agent promptly upon request.  Such Grantor also hereby ratifies its authorization for Collateral Agent to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(viii)                        Such Grantor shall promptly, and in any event within five (5) Business Days after the same is acquired by it, notify Collateral Agent of any Commercial Tort Claim (as defined in the Code) acquired by it in excess of $250,000 and unless otherwise consented by Collateral Agent (which consent may be revoked), such Grantor shall enter into a supplement to this Agreement, granting to Collateral Agent a Lien in such commercial tort claim.

(ix)                                Each Grantor agrees to file all financing statements necessary to establish and maintain a valid, enforceable and perfected security interest in the Collateral.

(b)                                 Maintenance of Records.  Such Grantor shall keep and maintain, at its own cost and expense, satisfactory and customary records of the Collateral, including a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral.  Such Grantor shall mark its books and records pertaining to the Collateral to evidence this Agreement and the Liens granted hereby.  If any Grantor retains possession of any Instruments (including Intercompany Notes) with Collateral Agent’s consent, such Instruments (other than checks, but including Intercompany Notes) shall be marked with the following legend:  “This writing and the obligations evidenced or secured hereby are subject to the security interest of The Bank of New York, as Collateral Agent, for the benefit of Trustee and certain Noteholders.”

(c)                                  Covenants Regarding Patent, Trademark and Copyright Collateral.

(i)                                     Such Grantor shall notify Collateral Agent immediately if it knows or has reason to know that any application or registration relating to any Patent, Trademark or

Copyright (now or hereafter existing) is reasonably likely to become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(ii)                                  In no event shall such Grantor, either directly or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving Collateral Agent prior written notice thereof, and, upon request of Collateral Agent, such Grantor shall execute and deliver any and all Patent Security Agreements, Copyright Security Agreements or Trademark Security Agreements as Collateral Agent may reasonably request to evidence Collateral Agent’s Lien on such Patent, Trademark or Copyright, and the General Intangibles of such Grantor relating thereto or represented thereby.

(iii)                               Such Grantor shall take all commercially reasonable actions necessary or requested by Collateral Agent to maintain and pursue (and not abandon) each application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks and Copyrights (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless such Grantor shall determine that such Patent, Trademark or Copyright is not material to the conduct of its business.

(iv)                              In the event that any of the Patent, Trademark or Copyright Collateral is infringed upon, or misappropriated or diluted by a third party, each Grantor shall comply with Section 5(a)(ix) of this Agreement.  Such Grantor shall, unless it shall reasonably determine that such infringement, misappropriation or dilution of Patent, Trademark or Copyright Collateral is in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as Collateral Agent shall reasonably deem appropriate under the circumstances to protect such Patent, Trademark or Copyright Collateral.

(d)                                 Indemnification.  In any suit, proceeding or action brought by Collateral Agent relating to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, such Grantor will save, indemnify and keep Collateral Agent, Trustee and Noteholders harmless from and against all expense (including reasonable attorneys’ fees and expenses), loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of its Account Debtors or other Person obligated on the Collateral, arising out of a breach by such Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from such Grantor, except in the case of Collateral Agent, Trustee or Noteholders, to the extent such expense, loss, or damage is attributable solely to the gross negligence or willful misconduct of Collateral Agent, Trustee or Noteholders as finally determined by a court of competent jurisdiction. All such obligations of each Grantor shall be and remain enforceable against and only against such Grantor and shall not be enforceable against Collateral Agent, Trustee and Noteholders.

(e)                                  Compliance with Terms of Accounts, etc.  In all material respects, such Grantor will perform and comply with all obligations in respect of the Collateral and all other agreements to which it is a party or by which it is bound relating to the Collateral.

(f)                                    Limitation on Liens on Collateral.  Such Grantor will not create, permit or suffer to exist, and will defend the Collateral against, and take such other action as is necessary to remove, any Lien on any of the Collateral except Permitted Liens, and will defend the right, title and interest of Collateral Agent in and to any of such Grantor’s rights under the Collateral against the claims and demands of all Persons whomsoever, except claims pursuant to the Permitted Liens.

(g)                                 Limitations on Disposition.  Such Grantor will not sell, license, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so except as permitted by Section 4.10 of the Indenture.

(h)                                 Further Identification of Collateral.  Such Grantor will, if so requested by Collateral Agent (but in no event more than once per Fiscal Year), furnish to Collateral Agent statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Collateral Agent may reasonably request, all in such detail as Collateral Agent may reasonably specify.  Grantor shall promptly notify Collateral Agent in writing upon acquiring any interest hereafter in property that is of a type where a security interest or Lien must be or may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation and that is not already covered by this Agreement.

(i)                                     Notices.  Such Grantor will advise Collateral Agent promptly, in reasonable detail (i) of any Lien (other than Permitted Liens) or claim made or asserted against any of the Collateral, and (ii) of the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect on the aggregate value of the Collateral or on the Liens created hereunder or under any other Security Document.

(j)                                     Good Standing Certificates.  Not less frequently than once during each calendar year, such Grantor shall, unless Collateral Agent shall otherwise consent (which consent may be revoked), provide to Collateral Agent a certificate of good standing from its state of incorporation or organization.

(k)                                  Organizational/Collateral Location Changes; No Reincorporation.  Such Grantor will give Collateral Agent prior written notice of any change required to be made to Schedule IIIA, Schedule IIIB, Schedule IIIC, Schedule IIID, Schedule IIIE, Schedule IIIF or Schedule IIIG.  Without limiting the prohibitions on mergers involving any Grantor as contained in the Indenture, none of the Grantors shall reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof without 30 days prior written notice to Collateral Agent.

(l)                                     Terminations; Amendments Not Authorized.  Such Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Collateral Agent and agrees that it will not do so without the prior written consent of Collateral Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the Code.

(m)                               Authorized Terminations.  Collateral Agent will promptly deliver to such Grantor for filing or authorize such Grantor to prepare and file termination statements and releases in accordance with Section 10.10 of the Indenture.

6.                                       BANK ACCOUNTS; COLLECTION OF ACCOUNTS AND PAYMENTS

Prior to the Discharge of Senior Lender Claims, each Grantor shall use its commercially reasonable efforts to enter into a control agreement with each bank or financial institution holding a Deposit Account (other than a payroll account which is a zero balance account) for such Grantor establishing the Collateral Agent’s control within the meaning of Section 9-104 of the Code if such an agreement has been established for the benefit of the Agent and the Lenders.  Following the Discharge of Senior Lender Claims, no Grantor shall establish any Deposit Account (other than a payroll account which is a zero balance account) with any bank or financial institution unless prior thereto Collateral Agent and such Grantor shall have entered into a control agreement satisfactory to Collateral Agent with such bank or financial institution.  For the avoidance of doubt, no Grantor shall be obligated to enter into a lockbox agreement for the benefit of Collateral Agent, and any lockbox agreement of Grantor existing in favor of Agent shall not be for the benefit of Collateral Agent.

Subject to the foregoing and the terms of the Intercreditor Agreement, each Grantor hereby agrees that all payments received by Collateral Agent whether by cash, check, wire transfer or any other instrument, made to such Deposit Accounts or otherwise received by Collateral Agent and whether on the Accounts or as proceeds of other Collateral or otherwise will be the sole and exclusive property of Noteholders.  Each Grantor, and any of its Affiliates, employees, agents and other Persons acting for or in concert with such Grantor shall, acting as trustee for Collateral Agent, receive, as the sole and exclusive property of Collateral Agent, Trustee and Noteholders, any moneys, checks, notes, drafts or other payments relating to and/or constituting proceeds of Accounts or other Collateral which come into the possession or under the control of such Grantor or any Affiliates, employees, agent, or other Persons acting for or in concert with such Grantor, and immediately upon receipt thereof, such Grantor or such Persons shall deposit the same or cause the same to be deposited in kind, in a Deposit Account or other account subject to a blocked account, lockbox or similar agreement satisfactory to Collateral Agent.

Following the Discharge of Senior Lender Claims, each Grantor shall close each of its Deposit Accounts (and promptly establish replacement deposit accounts with a financial institution which has executed, or is willing to execute, a Bank Agency and Control Agreement) maintained with any financial institution which is the subject of a notice from Collateral Agent that the creditworthiness of such financial institution or any of its affiliates is no longer acceptable to Collateral Agent, or that the operating performance, funds transfer or availability procedures or performance with respect to any blocked account, lockbox or similar agreement of such financial institution is no longer acceptable in Collateral Agent’s reasonable judgment.

7.                                       COLLATERAL AGENT’S APPOINTMENT AS ATTORNEY-IN-FACT

On the Closing Date each Grantor shall execute and deliver to Collateral Agent a power of attorney (the “Power of Attorney”) substantially in the form attached hereto as Exhibit A.  The power of attorney granted pursuant to the Power of Attorney is a power coupled with an interest and shall be irrevocable until the Termination Date.  The powers conferred on Collateral Agent, for the benefit of Trustee and Noteholders, under the Power of Attorney are solely to protect Collateral Agent’s interests (for the benefit of Trustee and Noteholders) in the Collateral and shall not impose any duty upon Collateral Agent to exercise any such powers.  Collateral Agent agrees that (a) except for the powers granted in clause (h) of the Power of Attorney, it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, and (b) Collateral Agent shall account for any moneys received by Collateral Agent in respect of any foreclosure on or disposition of Collateral pursuant to the Power of Attorney provided that Collateral Agent shall not have any duty as to any Collateral, and Collateral Agent shall be accountable only for amounts it actually receives as a result of the exercise of such powers.  NEITHER THE COLLATERAL AGENT NOR ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO ANY GRANTOR FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR OTHERWISE, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.  The Collateral Agent shall not exercise the power of attorney in a manner inconsistent with the Intercreditor Agreement.

8.                                       REMEDIES:  RIGHTS UPON DEFAULT

(a)                                  In addition to all other rights and remedies granted to it under this Agreement, the Indenture and under any other instrument or agreement securing, evidencing or relating to any of the Second Priority Lien Obligations, if any Event of Default shall have occurred and be continuing, Collateral Agent may, subject to the terms of the Intercreditor Agreement, exercise all rights and remedies of a secured party under the Code.  Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event Collateral Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon any Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code and other applicable law), may forthwith (personally or through its agents) enter upon the premises where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving any Grantor or any other Person notice and opportunity for a hearing on Collateral Agent’s claim or action and may take possession of, collect, receive, assemble, process, appropriate, remove and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk.  Collateral Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Trustee and Noteholders, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases.  Such sales may be adjourned and continued from time to time with or without notice.  Collateral Agent shall have the right to conduct such sales on each

Grantor’s premises or elsewhere and shall have the right to use each Grantor’s premises without charge for such time or times as Collateral Agent deems necessary or advisable.

If any Event of Default shall have occurred and be continuing, each Grantor further agrees, at Collateral Agent’s request, subject to the terms of the Intercreditor Agreement, to assemble the Collateral and make it available to Collateral Agent at a place or places designated by Collateral Agent which are reasonably convenient to Collateral Agent and such Grantor, whether at such Grantor’s premises or elsewhere.  Without limiting the foregoing, Collateral Agent shall, subject to the terms of the Intercreditor Agreement, also have the right to require that each Grantor store and keep any Collateral pending further action by Collateral Agent, and while Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain Collateral in good condition.  Until Collateral Agent is able to effect a sale, lease, license or other disposition of Collateral, Collateral Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Collateral Agent.  Collateral Agent shall not have any obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to Collateral while Collateral is in the possession of Collateral Agent.  Collateral Agent may, subject to the terms of the Intercreditor Agreement, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Collateral Agent’s remedies (for the benefit of Trustee and Noteholders), with respect to such appointment without prior notice or hearing as to such appointment.  To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against Collateral Agent, Trustee and Noteholders arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of Collateral Agent, Trustee or Noteholders as finally determined by a court of competent jurisdiction.  Each Grantor agrees that ten (10) days prior notice by Collateral Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters.  Notwithstanding any such notice of sale, Collateral Agent shall not be obligated to make any sale of Collateral.  In connection with any sale, lease, license or other disposition of Collateral, Collateral Agent may disclaim any warranties that might arise in connection therewith and Collateral Agent shall have no obligation to provide any warranties at such time.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Second Priority Lien Obligations, including any attorneys’ fees or other expenses incurred by Collateral Agent to collect such deficiency.

(b)                                 Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

(c)                                  To the extent that applicable law imposes duties on Collateral Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for Collateral Agent (i) to fail to incur expenses reasonably deemed significant by Collateral Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to Collateral Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Collateral Agent in the collection or disposition of any of the Collateral.  Each Grantor acknowledges that the purpose of this Section 8(c) is to provide non-exhaustive indications of what actions or omissions by Collateral Agent would be commercially reasonable in Collateral Agent’s exercise of remedies against the Collateral and that other actions or omissions by Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8(c).  Without limitation upon the foregoing, nothing contained in this Section 8(c) shall be construed to grant any rights to any Grantor or to impose any duties on Collateral Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 8(c).

(d)                                 Collateral Agent shall not be required to make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Second Priority Lien Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof.  Collateral Agent shall not be required to marshal the Collateral or any guarantee of the Second Priority Lien Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its and their rights hereunder or under any other Security Document shall be cumulative.  To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Collateral Agent, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise.

(e)                                  Subject to the terms of the Intercreditor Agreement, if the Collateral Agent collects any money pursuant to this Section 8, it shall pay out the money in the following order:

First, to the Collateral Agent, its agents and attorneys for amounts due under Section 28, including payment of all compensation, expense and liabilities incurred, and all advances made by the Collateral Agent and the costs and expenses and collection, and

Second, to the Trustee for application and distribution in accordance with the Indenture.

9.                                       GRANT OF LICENSE TO USE INTELLECTUAL PROPERTY COLLATERAL

For the purpose of enabling Collateral Agent to exercise rights and remedies under Section 8 hereof (including, without limiting the terms of Section 8 hereof, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Collateral Agent, for the benefit of Trustee and Noteholders, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and an irrevocable license (exercisable without payment of rent or other compensation to such Grantor) to use and occupy all real estate owned or leased by such Grantor; provided, however, that if and to the extent that the grant of license to Collateral Agent would result in a violation of any agreements relating to the Intellectual Property or the real estate or cause any such agreement to be void or voidable, the license granted hereunder shall be deemed limited to only such license or rights as Grantors may be authorized to give without consent under such agreements without breaching or voiding such agreements.

10.                                 LIMITATION ON COLLATERAL AGENT’S DUTY IN RESPECT OF COLLATERAL

Collateral Agent shall use reasonable care with respect to the Collateral in its possession or under its control.  Collateral Agent shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Collateral Agent, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.  Collateral Agent shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other agent or bailee selected by Collateral Agent in good faith.

11.                                 REINSTATEMENT

This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Second Priority Lien Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Second Priority Lien Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the

Second Priority Lien Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

12.                                 SURETYSHIP WAIVERS BY GRANTOR; OBLIGATIONS ABSOLUTE

(a)                                  Except as expressly provided herein, each Grantor waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description thereof, all in such manner and at such time or times as Collateral Agent may deem advisable.  Collateral Agent shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof.

(b)                                 All rights of Collateral Agent hereunder, the security interests and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture, any Security Document, any agreement with respect to any of the Second Priority Lien Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Second Priority Lien Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, any other Security Document, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from or any acceptance of partial payment thereon and or settlement, compromise or adjustment of any Second Priority Lien Obligation or of any guarantee, securing or guaranteeing all or any of the Second Priority Lien Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, such Grantor in respect of the Second Priority Lien Obligations or this Agreement.

13.                                 EXPENSES AND ATTORNEY’S FEES

Without limiting any Grantor’s obligations under the Indenture or the other Security Documents, Grantors agree, jointly and severally, to promptly pay all fees, costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with (a) protecting, storing, warehousing, appraising, insuring, handling, maintaining and shipping the Collateral, (b) creating, perfecting, maintaining and enforcing Collateral Agent’s Liens and (c) collecting, enforcing, retaking, holding, preparing for disposition, processing and disposing of Collateral.

14.                                 NOTICES

Any notice or other communication required shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied, sent by overnight courier service or U.S. mail and shall be deemed to have been given:  (a) if delivered in person, when delivered; (b) if delivered by fax, on the date of transmission if transmitted on a Business Day before 4:00 p.m. New York time; (c) if delivered by overnight courier, one (1) Business Day after delivery to the courier properly addressed; or (d) if delivered by U.S. mail, four (4) Business Days after deposit with postage prepaid and properly addressed.

Notices shall be addressed as follows:

If to any Grantor:	c/o Dayton Superior Corporation
777 Washington Village Drive, Suite 130
Dayton, Ohio 45459
Attn: Edward Puisis
Fax No.: (937) 428-9115

With a copy to:	LATHAM & WATKINS LLP
885 Third Avenue, Suite 1000
New York, New York 10022
Attn: Kirk Davenport, Esq.
Fax: (212) 751-4864

If to Trustee	THE BANK OF NEW YORK
101 Barclay Street – 8W
New York, New York 10286
Attention: Corporate Trust Administration
Facsimile: (212) 815-5707

15.                                 SEVERABILITY

The invalidity, illegality, or unenforceability in any jurisdiction of any provision under the Indenture or this Agreement shall not affect or impair the remaining provisions in the Indenture or this Agreement.

16.                                 NO WAIVER; CUMULATIVE REMEDIES

Collateral Agent shall not, by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Collateral Agent and then only to the extent therein set forth.  A waiver by Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that Collateral Agent would otherwise have had on any future occasion.  No failure to exercise nor any delay in exercising on the part of Collateral Agent or Trustee, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.  None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Collateral Agent and each Grantor, the Collateral Agent and the Trustee (acting in accordance with the Indenture).

17.                                 LIMITATION BY LAW

All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

18.                                 TERMINATION OF THIS AGREEMENT

Subject to Section 11 hereof, this Agreement shall terminate upon the Termination Date. Following the termination of this agreement, Collateral Agent shall, upon reasonable request, and at the sole cost and expense of Grantors, execute such termination statements and other releases (in form and substance reasonably satisfactory to Collateral Agent) with respect to security granted hereunder, and Collateral Agent shall at such time transfer any Instrument or Chattel Paper or other item of Collateral delivered to the Collateral Agent hereunder to the Grantors, without recourse and without representation of warranty.

19.                                 SUCCESSORS AND ASSIGNS

This Agreement and all obligations of each Grantor hereunder shall be binding upon the successors and permitted assigns of such Grantor (including any debtor-in-possession on behalf of such Grantor) and shall, together with the rights and remedies of Collateral Agent, for the benefit of Trustee and Noteholders, hereunder, inure to the benefit of Trustee and Noteholders, all future holders of any instrument evidencing any of the Second Priority Lien Obligations and their respective successors and permitted assigns except that Grantors may not assign any of their rights or obligations hereunder without the written consent of the Collateral Agent and Trustee (acting in accordance with the provisions of the Indenture) which assignment without such consent shall be void.  No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Second Priority Lien Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to Collateral Agent, for the benefit of Trustee and Noteholders, hereunder.

20.                                 COUNTERPARTS

This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one in the same instrument.  This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

21.                                 GOVERNING LAW

(a)                                  THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES WHICH SHALL BE DEEMED NOT TO INCLUDE SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)                                 EACH GRANTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN NEW YORK COUNTY, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO COLLATERAL AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER SECURITY DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS.  EACH GRANTOR EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS.  EACH

GRANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH GRANTOR BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH GRANTOR, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.  IN ANY LITIGATION, TRIAL, ARBITRATION OR OTHER DISPUTE RESOLUTION PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER SECURITY DOCUMENTS, ALL THEN CURRENT DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF GRANTORS, CREDIT PARTIES OR ANY OF THEIR RESPECTIVE SUBSIDIARIES SHALL BE DEEMED TO BE EMPLOYEES OR MANAGING AGENTS OF GRANTORS OR SUCH CREDIT PARTIES FOR PURPOSES OF ALL APPLICABLE LAW OR COURT RULES REGARDING THE PRODUCTION OF WITNESSES BY NOTICE FOR TESTIMONY (WHETHER IN A DEPOSITION, AT TRIAL OR OTHERWISE).  GRANTORS AND CREDIT PARTIES AGREE THAT COLLATERAL AGENT’S OR TRUSTEE’S COUNSEL IN ANY SUCH DISPUTE RESOLUTION PROCEEDING MAY EXAMINE ANY OF THESE INDIVIDUALS AS IF UNDER CROSS-EXAMINATION AND THAT ANY DISCOVERY DEPOSITION OF ANY OF THEM MAY BE USED IN THAT PROCEEDING AS IF IT WERE AN EVIDENCE DEPOSITION.  GRANTORS AND CREDIT PARTIES IN ANY EVENT WILL USE ALL COMMERCIALLY REASONABLE EFFORTS TO PRODUCE IN ANY SUCH DISPUTE RESOLUTION PROCEEDING, AT THE TIME AND IN THE MANNER REQUESTED BY COLLATERAL AGENT, ALL PERSONS, DOCUMENTS (WHETHER IN TANGIBLE, ELECTRONIC OR OTHER FORM) OR OTHER THINGS UNDER THEIR CONTROL AND RELATING TO THE DISPUTE.

22.                                 WAIVER OF JURY TRIAL

EACH GRANTOR HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SECURITY AGREEMENT AND THE OTHER SECURITY DOCUMENTS.  EACH GRANTOR ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, AND THAT COLLATERAL AGENT HAS RELIED ON THE WAIVER IN ENTERING INTO THIS SECURITY AGREEMENT AND THE OTHER SECURITY DOCUMENTS AND WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS.  EACH GRANTOR WARRANTS AND REPRESENTS THAT SUCH GRANTOR HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT SUCH GRANTOR KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

23.                                 HEADINGS

Section and subsection headings are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes or be given substantive effect.

24.                                 NO STRICT CONSTRUCTION

The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

25.                                 ADVICE OF COUNSEL

Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Section 21 and Section 22, with its counsel.

26.                                 BENEFIT OF LIENS

All Liens granted or contemplated hereby shall be for the benefit of Collateral Agent, Trustee and Noteholders, and all proceeds or payments realized from Collateral in accordance herewith shall be applied to the Second Priority Lien Obligations in accordance with the terms of the Intercreditor Agreement, Indenture and the Security Documents.

27.                                 INTERCREDITOR AGREEMENT

Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder, in each case in respect of any collateral constituting Noteholder Collateral (as defined in the Intercreditor Agreement) are subject in all respects to the provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern  No failure to specify or preface any clause herein with the words “subject to the terms of the Intercreditor Agreement” or words of like import shall be deemed to imply that any such clause or any right or remedy of the Collateral Agent hereunder is not subject in all respects to the terms and provisions of the Intercreditor Agreement.

28.                                 COLLATERAL AGENCY

The Trustee hereby designates and appoints the Collateral Agent to act as the Collateral Agent under the Security Documents, and authorizes the Collateral Agent to take such actions on its behalf under the provisions of the Security Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto.  The rights, duties and obligations of the Collateral Agent with respect to the Trustee and the Noteholders shall be identical to the rights, duties and obligations of the Trustee with respect to the Noteholders as specified in Article 7 of the Indenture (including but not limited to Section 7.07 of the Indenture), mutatis mutandis.  Notwithstanding any provision to the contrary in any Security Document, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in the Security Documents, and no implied covenants, functions or responsibilities, fiduciary or otherwise, shall be read into any of the Security Documents or otherwise exist against the Collateral Agent.  Notwithstanding any provision to the contrary in any Security Document, the Collateral Agent shall not be required to exercise any discretionary rights or remedies under any of the Security Documents or give any consent under any of the Security Documents or enter into any agreement amending, modifying, supplementing or waiving any provision of any Security Document unless it shall have been directed to do so by the Trustee (with the consent of the Noteholders, to the extent required under the Indenture).

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

DAYTON SUPERIOR CORPORATION,
as a Grantor

By:	/s/ Edward J. Puisis
Name: Edward J. Puisis
Title:Vice President and Chief Financial Officer

AZTEC CONCRETE ACCESSORIES, INC.,
as a Grantor

By:	/s/ Edward J. Puisis
Name: Edward J. Puisis
Title: Vice President and Chief Financial
Officer

DAYTON SUPERIOR SPECIALTY CHEMICAL CORP.,
as a Grantor

By:	/s/ Edward J. Puisis
Name: Edward J. Puisis
Title: Vice President and Chief Financial
Officer

DUR-O-WAL, INC.,
as a Grantor

By:	/s/ Edward J. Puisis
Name: Edward J. Puisis
Title: Vice President and Chief Financial
Officer

SOUTHERN CONSTRUCTION PRODUCTS, INC.,
as a Grantor

By:	/s/ Edward J. Puisis
Name: Edward J. Puisis
Title: Vice President and Chief Financial
Officer

SIGNATURE PAGE TO DAYTON SECURITY AGREEMENT

SYMONS CORPORATION,
as a Grantor

By:	/s/ Edward J. Puisis
Name: Edward J. Puisis
Title: Vice President and Chief Financial
Officer

TREVECCA HOLDINGS, INC.,
as a Grantor

By:	/s/ Edward J. Puisis
Name: Edward J. Puisis
Title: Vice President and Chief Financial Officer

THE BANK OF NEW YORK,
as Trustee

By:	/s/ Cynthia Chaney
Name: Cynthia Chaney
Title: Vice President

THE BANK OF NEW YORK,
as Collateral Agent

By:	/s/ Cynthia Chaney
Name: Cynthia Chaney
Title: Vice President

[SIGNATURE PAGE TO DAYTON SECURITY AGREEMENT]

EXHIBIT A

POWER OF ATTORNEY

This Power of Attorney is executed and delivered by each of DAYTON SUPERIOR CORPORATION, AZTEC CONCRETE ACCESSORIES, INC., DAYTON SUPERIOR SPECIALTY CHEMICAL CORP., DUR-O-WAL, INC., SOUTHERN CONSTRUCTION PRODUCTS, INC., SYMONS CORPORATION and TREVECCA HOLDINGS, INC. (referred to herein individually as “Grantor” and collectively as “Grantors”) to THE BANK OF NEW YORK (hereinafter referred to as “Attorney”), as collateral agent under that certain Second Amended and Restated Security Agreement, dated as of January 30, 2004, by and among Grantors, The Bank Of New York, as collateral agent, and The Bank Of New York, as trustee.  No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from any Grantor as to the authority of Attorney to take any action described below, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and each Grantor irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney.  The power of attorney granted hereby is coupled with an interest, and may not be revoked or canceled by any Grantor without Attorney’s written consent.

Each Grantor hereby irrevocably constitutes and appoints Attorney (and all officers, employees or agents designated by Attorney), with full power of substitution, as such Grantor’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, from time to time in Attorney’s discretion, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Security Documents upon the occurrence and during the continuance of an Event of Default as defined and described in the Security Documents.  Without limiting the generality of the foregoing, each Grantor hereby grants to Attorney the power and right, on behalf of such Grantor, without notice to or assent by any Grantor, and at any time, to do the following upon the occurrence and during the continuance of an Event of Default:  (a) change the mailing address of such Grantor, open a post office box on behalf of such Grantor, open mail for such Grantor, and ask, demand, collect, give acquittances and receipts for, take possession of, endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, and notices in connection with any property of such Grantor; (b) effect any repairs to any asset of such Grantor, or continue or obtain any insurance and pay all or any part of the premiums therefor and costs thereof, and make, settle and adjust all claims under such policies of insurance, and make all determinations and decisions with respect to such policies; (c) pay or discharge any taxes, liens, security interests, or other encumbrances levied or placed on or threatened against such Grantor or its property; (d) defend any suit, action or proceeding brought against such Grantor if such Grantor does not defend such suit, action or proceeding or if Attorney believes that such Grantor is not pursuing such defense in a manner that will maximize the recovery to Attorney, and settle, compromise or adjust any suit, action, or proceeding described above and, in connection therewith, give such discharges or releases as Attorney may deem appropriate; (e) file or prosecute any claim, litigation, suit or proceeding in any court of competent jurisdiction or before any arbitrator, or take any other action otherwise deemed appropriate by Attorney for the purpose of collecting any and all such moneys due to such Grantor whenever payable and to enforce any other right in respect of such Grantor’s property; (f) cause the certified public accountants then engaged by such Grantor to prepare and deliver to Attorney at any time and from time to time, promptly upon Attorney’s request, the following reports:  (1) a reconciliation of all accounts, (2) an aging of all accounts, (3) trial balances, (4) test verifications of such accounts as Attorney may request, and (5) the results of each physical verification of inventory; (g) communicate in its own name with any party to any  Contract with regard to the assignment of the right, title and interest of such Grantor in and under the Contracts and other matters relating thereto; (h) to file such financing statements with respect to the Security Agreement, with or without such Grantor’s signature, or to file a photocopy of the Security Agreement in substitution for a financing statement, as Attorney may deem appropriate and to execute in such Grantor’s name such financing statements and amendments thereto and continuation statements which may require such Grantor’s signature; (i) execute, in connection with any sale provided for in any Security Document, any endorsements, assignments or other instruments of conveyance or transfer with respect to any collateral subject to the Security Documents and to otherwise direct such sale or resale; (j) exercise the rights of such Grantor with respect to the obligation of all account debtors to make payment or otherwise render performance to such Grantor; (k) exercise the rights of such Grantor to, and take any and all actions that Attorney deems appropriate to realize the benefit of, any intellectual property; and (l) assert any claims such Grantor may have, from time to time, against any other party to any contract to which such Grantor is a party and to otherwise exercise any right or remedy of such Grantor thereunder, all as though Attorney were the absolute owner of the property of such Grantor for all purposes, and to do, at Attorney’s option and such Grantor’s expense, at any time or from time to time, all acts and other things that Attorney reasonably deems necessary to perfect, preserve, or realize upon such Grantor’s property or assets and Attorney’s Liens thereon, all as fully and effectively as such Grantor might do.  Each Grantor hereby ratifies, to the extent permitted by law, all that said Attorney shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney is executed by each Grantor pursuant to the authority of its board of directors on this 30th day of  January, 2004.

DAYTON SUPERIOR CORPORATION

By:	/s/ Edward J. Puisis
Name: Edward J. Puisis
Title: Vice President and Chief Financial Officer

AZTEC CONCRETE ACCESSORIES, INC.

By:	/s/ Edward J. Puisis
Name: Edward J. Puisis
Title: Vice President and Chief Financial Officer

DAYTON SUPERIOR SPECIALTY CHEMICAL CORP.

By:	/s/ Edward J. Puisis
Name: Edward J. Puisis
Title: Vice President and Chief Financial Officer

DUR-O-WAL, INC.

By:	/s/ Edward J. Puisis
Name: Edward J. Puisis
Title: Vice President and Chief Financial Officer

SOUTHERN CONSTRUCTION PRODUCTS, INC.

By:	/s/ Edward J. Puisis
Name: Edward J. Puisis
Title: Vice President and Chief Financial Officer

SYMONS CORPORATION

By:	/s/ Edward J. Puisis
Name: Edward J. Puisis
Title: Vice President and Chief Financial Officer

TREVECCA HOLDINGS, INC.

By:	/s/ Edward J. Puisis
Name: Edward J. Puisis
Title: Vice President and Chief Financial Officer

EXHIBIT B

DEFINITIONS

“Accounts” means all “accounts,” as such term is defined in the Code, now owned or hereafter acquired by any Grantor, including (a) all accounts receivable, other receivables, Rentals, book debts and other forms of obligations (other than, except in the case of Rentals, forms of obligations evidenced by Chattel Paper or Instruments), (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Grantor’s rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Grantor’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Grantor for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Grantor or in connection with any other transaction (whether or not yet earned by performance on the part of such Grantor), (e) all healthcare insurance receivables, and (f) all collateral security of any kind, now or hereafter in existence, given by any Account Debtor or other Person with respect to any of the foregoing.

“Account Debtor” means any Person who may become obligated to any Grantor under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

“Cash Equivalents” means:  (i) marketable securities (A) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (B) issued by any agency of the United States government the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after acquisition thereof and having, at the time of acquisition, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iii) commercial paper maturing no more than one year from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) certificates of deposit or bankers’ acceptances issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that is at least (A) ”adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (B) has Tier 1 capital (as defined in such regulations) of not less than $250,000,000, in each case maturing within one year after issuance or acceptance thereof; and (v) shares of any money market mutual or similar funds that (A) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) through (iv) above, (B) has net assets of not less than $500,000,000 and (C) has the highest rating obtainable from either S&P or Moody’s.

“Chattel Paper” means any “chattel paper,” as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Grantor, wherever located.

“Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of  New York; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Contractual Obligations” means, as applied to any Person, any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Copyright Security Agreements” means that certain Copyright Security Agreements made in favor of Collateral Agent, on behalf of Trustee and Noteholders, by each applicable Grantor.

“Copyrights” means all of the following now owned or hereafter adopted or acquired by any Grantor:  (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; and (b) all reissues, extensions or renewals thereof.

“Discharge of Senior Lender Claims” shall have the meaning assigned to it in the Intercreditor Agreement.

“Documents” means any “document,” as such term is defined in the Code, including electronic documents, now owned or hereafter acquired by any Grantor, wherever located.

“General Intangibles” means “general intangibles,” as such term is defined in the Code, now owned or hereafter acquired by any Grantor, including all right, title and interest that such Grantor may now or hereafter have in or under any Contractual Obligation, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, chooses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Grantor or any computer bureau or service company from time to time acting for such Grantor.

“Goods” means any “goods,” as such term is defined in the Code, now owned or hereafter acquired by any Grantor, wherever located, including embedded software to the extent included in “goods” as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

“Instruments” means all “instruments,” as such term is defined in the Code, now owned or hereafter acquired by any Grantor, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Intellectual Property” means any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks.

“Intercompany Notes” means any demand note evidencing loans and advances made by Borrower to any Grantor or by any Grantor to Borrower.

“Inventory” means any “inventory,” as such term is defined in the Code, now owned or hereafter acquired by any Grantor, wherever located, including inventory, merchandise, goods and other personal property that are held by or on behalf of any Grantor for sale or lease (or that are being leased and located within a state of the United States of America) or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, supplies or materials of any kind, nature or description used or consumed or to be used or consumed in such Grantor’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

“Investment Property” means all “investment property,” as such term is defined in the Code now owned or hereafter acquired by any Grantor, wherever located, including:  (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Grantor,  including the rights of such Grantor to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Grantor; (iv) all commodity contracts of any Grantor; and (v) all commodity accounts held by any Grantor.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Grantor.

“Material Adverse Effect” means a material adverse effect on the financial condition, Collateral, operations, industry, or business of Grantors, taken as a whole.

“Patent Security Agreement” means that certain Patent Security Agreement, dated as of January 30, 2004, made in favor of Collateral Agent, on behalf of Trustee and Noteholders, by each applicable Grantor.

“Patents” means all of the following in which any Grantor now holds or hereafter acquires any interest:  (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

“Rentals” means rental payments due to Borrower for any Domestic Subsidiary from the rental of Inventory owned by Borrower or such Domestic Subsidiary.

“Termination Date” means the date on which (a) the Notes have been repaid in full, (b) all other Obligations under the Indenture and the other Security Documents (other than contingent indemnification

Obligations to the extent no claim has been asserted) have been completely discharged, (c) Borrower shall not have any further right to borrow any monies under the Agreement.

“Trademarks” means all of the following now owned or hereafter adopted or acquired by any Grantor:  (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, internet domain names, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

“Trademark Security Agreement” means that certain Trademark Security Agreement, dated as of January 30, 2004,  made in favor of Collateral Agent, on behalf of Trustee and Noteholders, by each applicable Grantor.